Exhibit 99.1

CVR Partners Reports Fourth Quarter and Full-Year 2025 Results
•Fourth quarter 2025 net loss of $10 million, or 97 cents per common unit; EBITDA of $20 million
•Full-year 2025 net income of $99 million, or $9.33 per common unit; EBITDA of $211 million
•Declared a fourth quarter 2025 cash distribution of 37 cents per common unit, bringing the cumulative cash distributions declared for 2025 to $10.54 per common unit
SUGAR LAND, Texas (February 18, 2026) – CVR Partners, LP (“CVR Partners” or the “Partnership”) (NYSE: UAN), a manufacturer of ammonia and urea ammonium nitrate (“UAN”) solution fertilizer products, today announced net loss of $10 million, or 97 cents per common unit, and EBITDA of $20 million on net sales of $131 million for the fourth quarter of 2025, compared to net income of $18 million, or $1.73 per common unit, and EBITDA of $50 million on net sales of $140 million for the fourth quarter of 2024.
CVR Partners had net income of $99 million, or $9.33 per common unit, and EBITDA of $211 million on net sales of $606 million for full-year 2025, compared to net income of $61 million, or $5.76 per common unit, and EBITDA of $179 million on net sales of $525 million for full-year 2024.
“CVR Partners’ fourth quarter results were impacted by a 32-day planned turnaround at our Coffeyville fertilizer plant followed by subsequent downtime due to three weeks of startup issues at the third-party air separation plant,” said Mark Pytosh, Chief Executive Officer of CVR Partners. “While volumes available to ship were down, prices remained strong for nitrogen fertilizer and we are pleased to declare a cash distribution of 37 cents per common unit for the fourth quarter, bringing the cumulative cash distributions declared for 2025 to $10.54 per common unit.
“As we are nearing spring, nitrogen fertilizer market conditions continue to be supportive with tight global supply balances and continued strong demand, and pricing has remained robust so far this year.”
Consolidated Operations
Production at CVR Partners’ fertilizer facilities decreased compared to the fourth quarter of 2024, producing a combined 140,000 tons of ammonia during the fourth quarter of 2025, of which 62,000 net tons were available for sale, while the rest was upgraded to other fertilizer products, including 169,000 tons of UAN. During the fourth quarter of 2024, the fertilizer facilities produced a combined 210,000 tons of ammonia, of which 80,000 net tons were available for sale, while the remainder was upgraded to other fertilizer products, including 310,000 tons of UAN.
For the fourth quarter of 2025, average realized gate prices for ammonia and UAN were up 32 percent and 55 percent, respectively, over the prior year to $626 and $355 per ton, respectively. Average realized gate prices for ammonia and UAN were $475 and $229 per ton, respectively, for the fourth quarter of 2024.
CVR Partners’ fertilizer facilities produced a combined 761,000 tons of ammonia for full-year 2025, of which 243,000 net tons were available for sale, while the rest was upgraded to other fertilizer products, including 1,174,000 tons of UAN. For full-year 2024, the fertilizer facilities produced a combined 836,000 tons of ammonia, of which 270,000 net tons were available for sale, while the remainder was upgraded to other fertilizer products, including 1,273,000 tons of UAN.
For full-year 2025, the average realized gate price for ammonia and UAN were up 22 percent and 27 percent, respectively, over the prior year to $582 and $314 per ton, respectively. Average realized gate prices for ammonia and UAN were $479 per ton and $248 per ton, respectively, for full-year 2024.

Distributions
CVR Partners announced that the board of directors of its general partner (the “Board”) declared a fourth quarter 2025 cash distribution of $0.37 per common unit, which will be paid on March 9, 2026, to common unitholders of record as of March 2, 2026.
CVR Partners is a variable distribution master limited partnership. As a result, its distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices received for its finished products, maintenance capital expenditures, use of cash and cash reserves deemed necessary or appropriate by the Board.
Fourth Quarter 2025 Earnings Conference Call
CVR Partners previously announced that it will host its fourth quarter and full-year 2025 Earnings Conference Call on Thursday, February 19, at 11 a.m. Eastern. This Earnings Conference Call may also include discussion of the Partnership’s developments, forward-looking information and other material information about business and financial matters.
The fourth quarter and full-year 2025 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Partners’ website at www.CVRPartners.com. For investors or analysts who want to participate during the call, the dial-in number is (800) 715-9871, conference ID 6969200. A repeat of the call can be accessed for seven days by dialing (800) 770-2030, conference ID 6969200. The webcast will be archived and available on the Investor Relations section of CVR Partners’ website at www.CVRPartners.com.
Qualified Notice
This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Partners’ distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Partners’ distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.
Forward-Looking Statements
This news release contains forward-looking statements. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: continued safe and reliable operations; impacts of planned and unplanned downtime and turnarounds on our results; drivers of our results; utilization and production rates; supply and demand; pricing of our products; ability to generate free cash flow; distributions, including the timing, payment and amount (if any) thereof; ability to and levels to which we upgrade ammonia to other fertilizer products, including UAN; global fertilizer industry conditions; grain prices; crop inventory levels; farmer economics and planting seasons; direct operating expenses; capital expenditures; turnaround expense and timing; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) impacts of the planting season on our business; CVR Energy, Inc.’s and its controlling stockholder’s intention regarding potential strategic transactions involving the Partnership and ownership of our common units; potential operating hazards; costs of compliance with existing or new laws and regulations and potential liabilities arising therefrom; general economic and business conditions; political disturbances, geopolitical instability and tensions, including those arising from trade policies and tariffs; impacts of plant outages and weather conditions and events; and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other Securities and Exchange Commission (“SEC”) filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Partners disclaims any intention or obligation to update publicly or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Partners, LP
Headquartered in Sugar Land, Texas, CVR Partners, LP is a Delaware limited partnership focused on the production, marketing and distribution of nitrogen fertilizer products. It primarily produces urea ammonium nitrate (UAN) and ammonia, which are predominantly used by farmers to improve the yield and quality of their crops. CVR Partners’ Coffeyville, Kansas, nitrogen fertilizer manufacturing facility includes a 1,300 ton-per-day ammonia unit, a 3,100 ton-per-day UAN unit and a dual-train gasifier complex having a capacity of 89 million standard cubic feet per day of hydrogen. CVR Partners’ East Dubuque, Illinois, nitrogen fertilizer manufacturing facility includes a 1,075 ton-per-day ammonia unit and a 950 ton-per-day UAN unit.
Investors and others should note that CVR Partners may announce material information using SEC filings, press releases, public conference calls, webcasts, and the Investor Relations page of its website. CVR Partners may use these channels to distribute material information about the Partnership and to communicate important information about the Partnership, corporate initiatives and other matters. Information that CVR Partners posts on its website could be deemed material; therefore, CVR Partners encourages investors, the media, its customers, business partners and others interested in the Partnership to review the information posted on its website.
Contact Information:
Investor Relations
Richard Roberts
(281) 207-3205
InvestorRelations@CVRPartners.com
Media Relations
Brandee Stephens
(281) 207-3516
MediaRelations@CVRPartners.com

Non-GAAP Measures
Our management uses certain non-GAAP measures, and reconciliations to those measures, to evaluate current and past performance and prospects for the future to supplement our financial information presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are important factors in assessing our operating results and profitability and include the measures defined below.
The following are non-GAAP measures we present for the three and twelve months ended December 31, 2025 and 2024:
EBITDA - Net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.
Adjusted EBITDA - EBITDA adjusted for certain significant noncash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends.
Available Cash for Distribution - EBITDA for the quarter excluding noncash income or expense items (if any), for which adjustment is deemed necessary or appropriate by the Board in its sole discretion, less (i) reserves for maintenance capital expenditures, turnarounds, debt service and other contractual obligations and (ii) reserves for future operating or capital needs (if any), in each case, that the Board deems necessary or appropriate in its sole discretion. Available Cash for Distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the Board.
We present these measures because we believe they may help investors, analysts, lenders, and ratings agencies analyze our results of operations and liquidity in conjunction with our GAAP results, including, but not limited to, our operating performance as compared to other publicly traded companies in the fertilizer industry, without regard to historical cost basis or financing methods, and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable GAAP financial measures. Refer to the “Non-GAAP Reconciliations” included herein for reconciliation of these amounts. Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.
Factors Affecting Comparability of Our Financial Results
Major Scheduled Turnaround Activities
Our results of operations for the periods presented may not be comparable with prior periods or to our results of operations in the future due to expenses incurred as part of planned turnarounds. We incurred turnaround expenses of $14 million and less than $1 million during the three months ended December 31, 2025 and 2024, respectively, and $17 million and less than $1 million during the twelve months ended December 31, 2025 and 2024, respectively. The next scheduled turnaround is currently set to commence in August 2026 at the East Dubuque Facility.

CVR Partners, LP
(unaudited)

Statement of Operations Data

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per unit data)	2025	2024	2025	2024
Net sales (1)	$131,065	$139,555	$606,038	$525,324
Operating costs and expenses:
Cost of materials and other	20,906	26,437	106,743	104,141
Direct operating expenses (exclusive of depreciation and amortization)	81,373	55,922	254,058	214,222
Depreciation and amortization	23,008	24,033	81,867	88,096
Cost of sales	125,287	106,392	442,668	406,459
Selling, general and administrative expenses	8,501	7,348	33,594	28,414
Loss on asset disposal	162	83	1,118	100
Operating (loss) income	(2,885)	25,732	128,658	90,351
Other income (expense):
Interest expense, net	(7,450)	(7,411)	(30,345)	(29,827)
Other income, net	46	76	326	453
(Loss) income before income taxes	(10,289)	18,397	98,639	60,977
Income tax (benefit) expense	(23)	102	(23)	77
Net (loss) income	$(10,266)	$18,295	$98,662	$60,900

Basic and diluted (loss) earnings per common unit	$(0.97)	$1.73	$9.33	$5.76
Distributions declared per common unit	4.02	1.19	11.92	6.69

EBITDA*	$20,169	$49,841	$210,851	$178,900
Available cash for distribution*	3,933	18,476	111,401	71,511

Weighted-average common units outstanding:
Basic and diluted	10,570	10,570	10,570	10,570

*See “Non-GAAP Reconciliations” section below for a reconciliation of these amounts.
(1)Below are the components of net sales:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Fertilizer sales	$122,514	$125,818	$554,789	$472,409
Other	8,551	13,737	51,249	52,915
Total net sales	$131,065	$139,555	$606,038	$525,324

Selected Balance Sheet Data

(in thousands)	December 31, 2025	December 31, 2024
Cash and cash equivalents	$69,243	$90,857
Working capital (inclusive of cash and cash equivalents)	117,094	122,192
Total assets	969,455	1,018,724
Total debt and finance lease obligation, including current portion	569,846	568,851
Total liabilities	703,714	725,654
Total partners’ capital	265,741	293,070
Selected Cash Flow Data

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Net cash flows (used in) provided by:
Operating activities	$(21,599)	$12,791	$149,638	$150,541
Investing activities	(22,668)	(17,535)	(44,087)	(31,892)
Financing activities	(42,673)	(14,938)	(127,165)	(73,071)
Net (decrease) increase in cash and cash equivalents	$(86,940)	$(19,682)	$(21,614)	$45,578
Capital Expenditures

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Maintenance	$17,190	$14,423	$34,855	$30,014
Growth	10,341	3,435	22,068	7,049
Total capital expenditures	$27,531	$17,858	$56,923	$37,063
Key Operating Data

	Three Months Ended December 31,		Year Ended December 31,
(percent of capacity utilization)	2025	2024	2025	2024
Ammonia utilization rate (1)	64%	96%	88%	96%

(1)Reflects our ammonia utilization rate on a consolidated basis. Utilization is an important measure used by management to assess operational output at each of the Partnership’s facilities. Utilization is calculated as actual tons produced divided by capacity. We present our utilization for the three and twelve months ended December 31, 2025 and 2024, respectively, and take into account the impact of our current turnaround cycles on any specific period. Additionally, we present utilization solely on ammonia production rather than each nitrogen product as it provides a comparative baseline against industry peers and eliminates the disparity of plant configurations for upgrade of ammonia into other nitrogen products. With our efforts being primarily focused on ammonia upgrade capabilities, this measure provides a meaningful view of how well we operate.

Sales and Production Data

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Consolidated sales (thousands of tons):
Ammonia	81	97	246	271
UAN	182	310	1,191	1,260

Consolidated product pricing at gate (dollars per ton): (1)
Ammonia	$626	$475	$582	$479
UAN	355	229	314	248

Consolidated production volume (thousands of tons):
Ammonia (gross produced) (2)	140	210	761	836
Ammonia (net available for sale) (2)	62	80	243	270
UAN	169	310	1,174	1,273

Feedstock:
Petroleum coke used in production (thousands of tons)	64	123	459	517
Petroleum coke (dollars per ton)	$56.76	$55.71	$49.11	$59.69
Natural gas used in production (thousands of MMBtus) (3)	2,063	2,224	8,234	8,667
Natural gas used in production (dollars per MMBtu) (3)	$3.82	$3.00	$3.74	$2.56

(1)Product pricing at gate represents sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.
(2)Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.
(3)The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.
Key Market Indicators

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Ammonia — Southern plains (dollars per ton)	$679	$526	$606	$526
Ammonia — Corn belt (dollars per ton)	741	595	661	573
UAN — Corn belt (dollars per ton)	382	274	377	277

Natural gas NYMEX (dollars per MMBtu)	$3.73	$2.98	$3.53	$2.41
Q1 2026 Outlook
The table below summarizes our outlook for certain operational statistics and financial information for the first quarter of 2026. See “Forward-Looking Statements” above.

	Q1 2026
	Low	High
Ammonia utilization rate	95%	100%

Direct operating expenses (in millions) (1)	$57	$62
Total capital expenditures (in millions) (2)	$25	$30

(1)Direct operating expenses are shown exclusive of depreciation and amortization, turnaround expenses, and impacts of inventory adjustments.
(2)Capital expenditures are disclosed on an accrual basis.

Non-GAAP Reconciliations
Reconciliation of Net (Loss) Income to EBITDA, Adjusted EBITDA and Available Cash for Distribution

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Net (loss) income	$(10,266)	$18,295	$98,662	$60,900
Interest expense, net	7,450	7,411	30,345	29,827
Income tax (benefit) expense	(23)	102	(23)	77
Depreciation and amortization	23,008	24,033	81,867	88,096
EBITDA and Adjusted EBITDA	20,169	49,841	210,851	178,900
Adjustments (Reserves)/Releases:
Accrued interest expense (excluding capitalized interest)	(9,122)	(8,717)	(36,337)	(34,173)
Future operating needs (1)	7,000	—	5,000	—
Capital expenditures (2)	(24,646)	(18,698)	(65,565)	(59,114)
Turnaround expenditures, net (3)	11,226	(3,175)	(2,878)	(12,947)
Equity method investment (4)	(694)	(775)	330	(1,155)
Available cash for distribution (5)	$3,933	$18,476	$111,401	$71,511

Common units outstanding	10,570	10,570	10,570	10,570

(1)Amount consists of reserves established by management and approved by the Board for potential future cash needs related to nitrogen fertilizer seasonality, feedstock price volatility, and any known operating events.
(2)Amount consists of maintenance capital expenditures, including additional reserves for future growth projects, net of any releases of previously reserved funds, of $7 million and $4 million for the three months ended December 31, 2025 and 2024, respectively, and $31 million and $29 million for the years ended December 31, 2025 and 2024, respectively.
(3)Amount consists of reserves for periodic, planned turnarounds, net of expenditures incurred in the period.
(4)Amount consists of distributions received by the Partnership adjusted for the amortization of deferred revenue related to the 45Q transaction.
(5)Amount represents the cumulative available cash for distribution based on full-year results. However, available cash for distribution is calculated quarterly, with distributions (if any) being paid in the following period. The Partnership declared and paid cash distributions of $1.75, $2.26, $3.89, and $4.02 per common unit related to the fourth quarter of 2024, and the first, second, and third quarters of 2025, respectively, and declared a cash distribution of $0.37 per common unit related to the fourth quarter of 2025, to be paid in March 2026.